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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 18, 1997


                         CADENCE DESIGN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)

              1-10606                                77-0148231
        (Commission File No.)            (IRS Employer Identification No.)


                              2655 SEELY ROAD
                                 BUILDING 5
                         SAN JOSE, CALIFORNIA 95134
          (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 943-1234


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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

      On February 18, 1997, Cadence Design Systems, Inc., a Delaware corporation (the "Registrant"), issued 57,583 shares of its common stock, $.01 par value per share (the "Cadence Shares"), to the stockholders of Synthesia AB, a Swedish limited liability company ("Synthesia"), in connection with the Registrant's acquisition of 100% of the outstanding stock of Synthesia. All of the stockholders of Synthesia are residents of Sweden. The Cadence Shares were issued pursuant to Regulation S under the Securities Act of 1933, as amended. The Registrant also agreed that, subject to certain rights of indemnification and setoff under the agreement pursuant to which the Synthesia shares were acquired, to issue to the Synthesia stockholders up to approximately 6,400 additional shares of the Registrant's common stock on December 15, 1997. The sale of such shares is also being made pursuant to Regulation S.


                                       2.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CADENCE DESIGN SYSTEMS, INC.

Dated: February 25, 1997               By: /s/ R.L. Smith McKeithen
                                          ---------------------------
                                           R.L. Smith McKeithen
                                           Vice President and General Counsel




                                        3.